ReliaBrand® Announces Walmart Canada as the Exclusive Canadian Launch Partner of the Adiri® NxGen® Product Line

KELOWNA, BRITSH COLUMBIA -- (Marketwire) -- 01/24/13 -- ReliaBrand Inc. (OTCBB: RLIA) announced today Walmart Canada will be the exclusive national retailer of the new Adiri® NxGen® product line in Canada. “We are very excited to partner with Walmart Canada for the launch of the Adiri® NxGen® product line,” said ReliaBrand CEO Antal Markus. “We know moms prefer shopping at Walmart because they can find the best new products at the best prices. Coupled with their national reach, Walmart was our clear first choice as a partner from the very beginning.” The new Adiri® NxGen® products will initially be available in 150 selected Walmart stores across the country.

The NxGen® bottles are the latest version in the line of patented Adiri® Nurser’s and feature new 5.5 ounce Newborn and the 9.5 ounce infant sizes in new colours.  The new Adiri® NxGen® offering also includes replaceable nipples in varying flow rates to accommodate all the infant feeding transitional stages.

About ReliaBrand and Adiri®

Located in Kelowna, B.C. Canada, ReliaBrand® is a publicly traded company listed on the OTC Bulletin Board listed under the "RLIA" trading symbol. ReliaBrand owns and manufactures the Adiri® brand of infant feeding products. Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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Omar Cunningham
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